Exhibit 99.1

KRBC and KACB Television Stations of

TVL Broadcasting of Abilene, Inc.

Index to Combined Financial Statements

Page(s)
Reports of Independent Auditors	F-1/F-2

Combined Financial Statements:

Balance Sheets	F-3

Statements of Operations	F-4

Statements of Changes in Parent Company’s Net Investment	F-5

Statements of Cash Flows	F-6

Notes to Combined Financial Statements	F-7

Report of Independent Auditors

To the Shareholders of

TVL Broadcasting of Abilene, Inc.:

In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of changes in parent company’s net investment and cash flows present fairly, in all material respects, the financial position of KRBC and KACB Television Stations of TVL Broadcasting of Abilene, Inc. (the “Company”) at December 31, 2002, and the results of its operations and its cash flows for the eight-month period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 11 to the combined financial statements, the Company was acquired by Mission Broadcasting, Inc. on June 13, 2003.

/s/    PricewaterhouseCoopers LLP

Boston, Massachusetts

August 26, 2003

Report of Independent Auditors

To the Shareholders of

TVL Broadcasting of Abilene, Inc.:

In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of changes in parent company’s net investment and cash flows present fairly, in all material respects, the financial position of KRBC and KACB Television Stations of TVL Broadcasting of Abilene, Inc. (the “Company”) (the “Predecessor”) at December 31, 2001, and the results of its operations and its cash flows for the four months ended April 30, 2002 and the twelve months ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the combined financial statements, effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No 142 “Goodwill and Other Intangible Assets.”

As discussed in Note 11 to the combined financial statements, the Company was acquired by Mission Broadcasting, Inc. on June 13, 2003.

/s/    PricewaterhouseCoopers LLP

Boston, Massachusetts

August 26, 2003

KRBC and KACB Television Stations of

TVL Broadcasting of Abilene, Inc.

Combined Balance Sheets

	March 31, 2003 (Unaudited)	December 31, 2002	Predecessor December 31, 2001
Assets
Current assets:
Cash and cash equivalents	$457,761	$346,445	$3,332
Accounts receivable, net of allowance for doubtful accounts of $40,088 and $40,108 at December 31, 2002 and 2001, respectively	—	823,769	837,078
Due from Mission Broadcasting, Inc.	626,627	—	—
Broadcast rights	214,536	241,503	261,771
Prepaid expenses and other current assets	37,081	8,008	26,163

Total current assets	1,336,005	1,419,725	1,128,344

Property and equipment, net	3,437,645	3,693,448	4,162,104
Broadcast rights, net of current portion	272,872	272,872	430,980
Goodwill	98,344	98,344	—
Intangible assets, net	6,138,252	6,139,007	4,183,141

Total assets	$11,283,118	$11,623,396	$9,904,569

Liabilities and Parent Company’s Net Investment
Current liabilities:
Accounts payable and accrued expenses	$55,723	$182,751	$284,436
Broadcast rights payable	252,057	252,057	262,832

Total current liabilities	307,780	434,808	547,268

Deferred tax liabilities	2,544,230	2,665,131	1,739,646
Broadcast rights payable, net of current portion	285,913	285,913	431,500

Total liabilities	3,137,923	3,385,852	2,718,414

Commitments and contingencies (Note 8)
Parent company’s net investment	8,145,195	8,237,544	7,186,155

Total liabilities and parent company’s net investment	$11,283,118	$11,623,396	$9,904,569

The accompanying notes are an integral part of these combined financial statements.

KRBC and KACB Television Stations of

TVL Broadcasting of Abilene, Inc.

Combined Statements of Operations

	Three Months Ended March 31, 2003	Predecessor Three Months Ended March 31, 2002	Eight-month period ended December 31, 2002	Predecessor Four-month period ended April 30, 2002	Predecessor year ended December 31, 2001
	(Unaudited)
Revenue:
Broadcast revenue	$—	$1,147,044	$3,132,201	$1,529,392	$4,696,207
Barter and trade revenue	—	40,662	194,121	54,216	246,559
Other revenue	640,029	—	—	—	—

Gross revenue	640,029	1,187,706	3,326,322	1,583,608	4,942,766

Less: agency commissions	—	(150,381)	(428,735)	(200,508)	(599,996)

Net broadcast revenue	640,029	1,037,325	2,897,587	1,383,100	4,342,770

Costs and expenses:
Operating, selling, general and administrative	632,753	727,338	1,829,307	969,785	3,284,348
Management fees paid to predecessor parent	—	30,000	—	40,000	120,000
Barter and trade	1,535	36,773	199,617	49,030	282,563
Depreciation and amortization	315,848	378,659	842,442	504,879	1,607,057
Amortization of broadcast rights (excluding barter)	26,967	26,492	71,911	35,322	108,664

Total costs and expenses	977,103	1,199,262	2,943,277	1,599,016	5,402,632

Loss from operations	(337,074)	(161,937)	(45,690)	(215,916)	(1,059,862)

Other expense:
Interest expense paid to predecessor parent	—	(176,001)	—	(234,668)	(703,998)

Loss before income taxes	(337,074)	(337,938)	(45,690)	(450,584)	(1,763,860)
Income tax benefit	120,901	127,814	16,388	170,419	667,571

Net loss	$(216,173)	$(210,124)	$(29,302)	$(280,165)	$(1,096,289)

The accompanying notes are an integral part of these combined financial statements.

KRBC and KACB Television Stations of

TVL Broadcasting of Abilene, Inc.

Combined Statements of Changes in Parent Company’s Net Investment

Balance at December 31, 2000 (predecessor)	$7,894,080

Net loss for the year ended December 31, 2001	(1,096,289)

Predecessor parent company additional investment	388,364

Balance at December 31, 2001 (predecessor)	7,186,155

Net loss for the four-month period ended April 30, 2002	(280,165)

Predecessor parent company additional investment	201,316

Balance at April 30, 2002 (predecessor)	$7,107,306

Parent company acquisition at May 1, 2002	$8,091,722

Net loss for the eight-month period ended December 31, 2002	(29,302)

Parent company additional investment	175,124

Balance at December 31, 2002	$8,237,544

The accompanying notes are an integral part of these combined financial statements.

KRBC and KACB Television Stations of

TVL Broadcasting of Abilene, Inc.

Combined Statements of Cash Flows

	Three Months ended March 31, 2003	Predecessor Three Months ended March 31, 2002	Eight-month period ended December 31, 2002	Predecessor Four-month period ended April 30, 2002	Predecessor year ended December 31, 2001
	(Unaudited)
Cash flows from operating activities:
Net loss	$(216,173)	$(210,124)	$(29,302)	$(280,165)	$(1,096,289)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Deferred income taxes	(120,901)	(127,814)	(16,388)	(170,419)	(667,571)
Depreciation	315,093	308,011	840,249	410,681	1,235,222
Amortization of intangible assets	755	70,648	2,193	94,198	371,835
Amortization of broadcast rights (excluding barter)	26,967	26,492	71,911	35,322	108,664
Changes in operating assets and liabilities:
Accounts receivable, net and due from Mission Broadcasting, Inc.	197,142	40,869	(823,769)	80,724	(46,784)
Broadcast rights, net of broadcast rights payable	—	(67,070)	(48,316)	(67,070)	(85,691)
Prepaid expenses and other assets	(29,073)	18,499	(8,008)	22,984	(2,542)
Accounts payable and accrued expenses	(127,028)	(223,911)	182,751	(227,674)	(6,384)

Net cash provided by (used in) operating activities	46,782	(164,400)	171,321	(101,419)	(189,540)

Cash flows from investing activities:
Purchase of property and equipment	(59,290)	—	—	—	(196,375)

Net cash used in investing activities	(59,290)	—	—	—	(196,375)

Cash flows from financing activities:
Proceeds from parent company investment	123,824	162,802	175,124	201,316	388,364

Net cash provided by financing activities	123,824	162,802	175,124	201,316	388,364

Net increase (decrease) in cash and cash equivalents	111,316	(1,598)	346,445	99,897	2,449

Cash and cash equivalents at beginning of the period	346,445	3,332	—	3,332	883

Cash and cash equivalents at end of the period	$457,761	$1,734	$346,445	$103,229	$3,332

Supplemental disclosure of cash flow information:
Acquisition of business	$—	$—	$8,091,722	$—	$—

The accompanying notes are an integral part of these combined financial statements.

KRBC and KACB Television Stations of

TVL Broadcasting of Abilene, Inc.

Notes to Combined Financial Statements

1.	Description of the Business

KRBC and KACB (together the “Company”) are two television stations owned by TVL Broadcasting of Abilene, Inc., a wholly-owned subsidiary of LIN Television Corporation (“LIN” or “Parent”). LIN adopted a plan to sell the two stations, and in connection with the proposed sale, LIN entered into a Local Marketing Agreement (“LMA”) with Mission Broadcasting, Inc. (“Mission”) effective January 1, 2003, whereby Mission effectively became the operator of the television stations and on June 13, 2003, Mission completed the acquisition of the Company (see Note 11). In May 2002, LIN acquired the television stations from Sunrise Television Corp. (the “Predecessor Parent”).

Television broadcasting is subject to the jurisdiction of the Federal Communications Commission (“FCC”) under the Communications Act of 1934, as amended (the “Communications Act”). The Communications Act prohibits the operation of television and radio broadcasting stations, except under a license issued by the FCC, and empowers the FCC, among other things, to issue, revoke and modify broadcasting licenses, determine the location of television stations, regulate the equipment used by television stations, adopt regulations to carry out the provisions of the Communications Act and impose penalties for the violation of such regulations.

The Company believes that, taken together, its current cash balances, internally generated cash flow and continuation of various arrangements between Mission and Nexstar Finance, L.L.C. should result in the Company having adequate cash resources to meet its financial obligations for at least the next twelve months (see Note 11).

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying combined financial statements present the financial position of the Company as of December 31, 2002 and 2001 and the results of its operations and its cash flows for the eight-month period ended December 31, 2002, four-month period ended April 30, 2002 and year ended December 31, 2001, respectively.

The combined financial statements have been prepared pursuant to the sale described above. KRBC and KACB did not operate as stand-alone legal entities and complete financial statements historically were not prepared for them. The combined financial statements herein were derived from the historical accounting records of KRBC and KACB.

The combined financial statements of the Company are not comparable in certain respects due to the application of purchase accounting as of the date LIN acquired the Company and due to the application of different accounting policies. The most significant difference in accounting policies relates to the adoption of SFAS No. 142.

Unaudited Interim Combined Financial Statements

The interim combined financial statements have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the accompanying unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) necessary to summarize fairly the financial position, results of operations and cash flows of the Company for the periods presented. The interim results of operations are not necessarily indicative of results for the full year.

Cash and Cash Equivalents

The Company considers all highly liquid investment instruments purchased with an original maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment is stated at cost or estimated fair value at the date of acquisition, less accumulated depreciation. Major renewals and betterments are capitalized and ordinary repairs and maintenance are charged to expense in the period incurred. Depreciation is computed on the straight-line basis over the estimated useful lives of the assets.

KRBC and KACB Television Stations of

TVL Broadcasting of Abilene, Inc.

Notes to Combined Financial Statements

Intangible Assets

Intangible assets include FCC licenses, network affiliations, and goodwill. On January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”). SFAS No. 142 requires companies to cease amortizing certain intangible assets including goodwill and FCC licenses. The amortization of existing goodwill and FCC licenses resulting from acquisitions completed prior to June 30, 2001 ceased on December 31, 2001. Any goodwill and FCC licenses resulting from acquisitions completed after June 30, 2001 will not be amortized. SFAS No. 142 established a new method of testing goodwill and FCC licenses for impairment on an annual basis or on an interim basis if an event occurs or circumstances change which would reduce the fair value of a station below its carrying value. SFAS No. 142 requires that goodwill be tested for impairment using a two-step process. The first step is to identify a potential impairment by comparing the fair value of a station with its carrying amount and, in transition, this step must be measured as of the beginning of the fiscal year. The second step of the goodwill impairment test measures the amount of the impairment loss (measured as of the beginning of the year of adoption), if any, and must be completed by the end of the fiscal year.

FCC licenses were tested for impairment using a one-step process, which compares the fair value to the carrying amount of the asset on a station-by-station basis as of January 1, 2002. The fair value of each station was determined using the discounted cash flow valuation method that excludes network compensation payments, assuming a hypothetical startup whose only asset is the FCC license. The test resulted in no impairment being identified.

The following table presents certain financial information assuming that amortization expense associated with goodwill and FCC licenses was excluded for all periods presented:

	Eight-month period ended December 31, 2002	Predecessor Four-month period ended April 30, 2002	Predecessor year ended December 31, 2001
Net loss	$(29,302)	$(280,165)	$(1,096,289)
Add:
Indefinite-lived intangibles amortization, net of tax	—	—	55,396

Net loss—as adjusted	$(29,302)	$(280,165)	$(1,040,893)

The Company tests the impairment of its goodwill annually or whenever events or changes in circumstances indicate that goodwill might be impaired. The first step of the goodwill impairment test compares the fair value of a station with its carrying amount, including goodwill. The fair value of a station is determined through the use of a discounted cash flow analysis. If the fair value of the station exceeds its carrying amount, goodwill is not considered impaired. If the carrying amount of the station exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined by performing an assumed purchase price allocation using the station’s fair value (as determined in Step 1) as the purchase price. If the carrying amount of goodwill exceeds the implied fair value, an impairment loss is recognized in an amount equal to that excess.

KRBC and KACB Television Stations of

TVL Broadcasting of Abilene, Inc.

Notes to Combined Financial Statements

An impairment assessment of goodwill and FCC licenses could be triggered by a significant reduction in operating results or cash flows at one or more of the Company’s television stations, or a forecast of such reductions, a significant adverse change in the advertising marketplaces in which the Company’s television stations operate, or by adverse changes to Federal Communication Commission ownership rules, amongst others.

There was no impairment of goodwill or FCC licenses as of December 31, 2002.

Cash and Barter, Broadcast Rights and Broadcast Rights Payable

Broadcast rights represent amounts paid or payable, either in cash or barter, to program suppliers for the limited right to broadcast the suppliers’ programming and are recorded when available for use. Broadcast rights are stated at the lower of unamortized cost or net realizable value.

Amortization is computed using the straight-line method for all programs, which correlates with estimated future revenue. The current portion of broadcast rights represents those rights available for broadcast, which will be amortized in the succeeding year.

Broadcast rights payable represents the gross amounts to be paid to program suppliers over the life of the contracts. Broadcast rights payable are classified as current or long-term liabilities in accordance with the payment terms.

Advertising

The Company expenses advertising costs as incurred, which are included in selling, general and administrative expenses. Advertising expense for the eight-month period ended December 31, 2002, the four-month period ended April 30, 2002 and the year ended December 31, 2001 totaled $32,523, $8,401 and $22,076, respectively.

Concentration of Credit Risk

Financial instruments which potentially expose the Company to a concentration of credit risk include cash, cash equivalents and accounts receivable. The Company extends credit to customers on an unsecured basis in the normal course of business. Accordingly, the Company maintains reserves for potential credit losses and such losses, in the aggregate, have not historically exceeded management’s expectations.

Revenue Recognition

Advertising revenues are recognized in the period during which the time spots are aired.

The Company trades certain advertising time for various goods and services. These transactions are recorded at the estimated fair value of the goods or services received. The related revenue is recognized when commercials are aired and the related expenses are recognized as the goods or services are received or used.

The Company barters advertising time for certain program rights. These transactions are recorded at management’s estimate of the fair value of the advertising time exchanged, which approximates the fair value of the program material received. Revenue is recognized as the related spots are aired and the program contract rights are amortized on a straight-line basis over the life of the contracts. Net barter and trade revenue was $194,121, $54,216 and $246,559 for the eight-month period ended December 31, 2002, four-month period ended April 30, 2002 and the year ended December 31, 2001, respectively.

KRBC and KACB Television Stations of

TVL Broadcasting of Abilene, Inc.

Notes to Combined Financial Statements

Income Taxes

The Company has been included in the consolidated federal income tax returns of Sunrise Television Corporation for the year ended December 31, 2001 and the short period ended April 30, 2002 and LIN Television Corporation for the short period ended December 31, 2002. The Company’s benefits from income taxes in the accompanying combined financial statements reflect the federal and state income taxes calculated on the Company’s separate income. Amounts currently payable for any federal taxes are included in the parent company’s net investment in the combined statements of changes in parent company’s net investment.

Use of Estimates

The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results may vary from estimates used.

Long Lived-Assets

The Company periodically evaluates the net realizable value of long-lived assets, including tangible and intangible assets, relying on a number of factors including operating results, business plans, economic projections and anticipated future cash flows. An impairment in the carrying value of an asset is recognized when the expected future operating cash flow derived from the asset is less than its carrying value.

Financial Instruments

The carrying amount of cash and cash equivalents, accounts receivable, broadcast rights payable, accounts payable and accrued expenses approximates fair value due to their short-term nature.

Corporate Allocations

The Company was allocated corporate overhead expenses based on the Company’s percentage of the combined total assets of the Predecessor Parent and also on headcount. The Company was allocated approximately $40,000 and $120,000 in overhead expenses for the four-month period ended April 30, 2002 and the year ended December 31, 2001, respectively. On acquisition of the Company by LIN, the allocation of corporate overhead expenses was insignificant principally because the operations of the stations were primarily managed at the station level.

Recently Issued Accounting Pronouncements

In June 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”). SFAS 143 addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs and is effective for fiscal years beginning after June 15, 2002. The Company does not expect the adoption of this new standard to have a material impact on its results of operations or financial position.

KRBC and KACB Television Stations of

TVL Broadcasting of Abilene, Inc.

Notes to Combined Financial Statements

In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections” (“SFAS 145”), which is effective for fiscal years beginning after May 15, 2002. This statement rescinds the indicated statements and amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The Company does not expect the adoption of this new standard to have a material impact on its results of operations or financial position.

In July 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS 146”). This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullified EITF Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)” (“EITF 94-3”). SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized at the date of an entity’s commitment to an exit plan. SFAS 146 also requires that liabilities recorded in connection with exit plans be initially measured at fair value. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002, with early adoption encouraged. The Company does not expect that the adoption of SFAS 146 will have a material impact on its financial position or results of operations.

In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” This interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. This interpretation does not prescribe a specific approach for subsequently measuring the guarantor’s recognized liability over the term of the related guarantee. This interpretation also incorporates, without change, the guidance in FASB Interpretation No. 34, “Disclosure of Indirect Guarantees of Indebtedness of Others,” which is being superseded. FIN 45 is effective for financial statements issued for periods ending after December 15, 2002. The Company does not expect the application of FIN 45 to have a material impact on its financial position or results of operations.

In January 2003, the FASB issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51.” This interpretation clarifies the application of Accounting Research Bulletin No. 51, “Consolidated Financial Statements” to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to financial its activities without additional subordinated financial support from other parties. FIN 46 is effective for variable interest entities created after January 31, 2003. The Company does not expect the application of FIN 46 to have a material impact on its financial position or results of operations.

KRBC and KACB Television Stations of

TVL Broadcasting of Abilene, Inc.

Notes to Combined Financial Statements

3.	Acquisition

On May 1, 2002, LIN acquired the assets and liabilities set forth below, and accounted for the acquisition under the purchase method.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

May 1, 2002
Property and equipment	$4,533,697
Intangible assets	6,141,200
Goodwill	98,344

Total assets acquired	10,773,241
Less: deferred tax liabilities	(2,681,519)

Net assets acquired	$8,091,722

4.	Property and Equipment

Property and equipment consists of the following:

	Estimated useful life (in years)	December 31, 2002	Predecessor December 31, 2001
Land and land improvements	—	$700,502	$616,376
Buildings and improvements	20-39	695,306	828,496
Broadcast equipment	3-15	3,137,889	6,945,896

		4,533,697	8,390,768
Less: accumulated depreciation		(840,249)	(4,228,664)

Property and equipment, net		$3,693,448	$4,162,104

Depreciation expense was $840,249, $410,681 and $1,235,222 for the eight-month period ended December 31, 2002, four-month period ended April 30, 2002 and the year ended December 31, 2001, respectively.

KRBC and KACB Television Stations of

TVL Broadcasting of Abilene, Inc.

Notes to Combined Financial Statements

5.	Goodwill and Other Intangible Assets

Goodwill and other intangible assets consist of the following:

	December 31, 2002	Predecessor December 31, 2001
Network affiliation agreements	$45,300	$4,238,916
FCC licenses	6,095,900	1,338,605
Goodwill	98,344	—

	6,239,544	5,577,521

Less: accumulated amortization	(2,193)	(1,394,380)

Intangible assets and goodwill	$6,237,351	$4,183,141

Total amortization expense for definite-lived intangible assets for the eight-month period ended December 31, 2002 was $2,193. The carrying value of indefinite-lived intangibles, excluding goodwill, at December 31, 2002 was $6,095,900. The use of an indefinite life for FCC licenses contemplates the Company’s historical ability to renew their licenses, that such renewals generally may be obtained indefinitely and at little cost, and that the technology used in broadcasting is not expected to be replaced in the foreseeable future. Therefore, cash flows derived from the FCC licenses are expected to continue indefinitely. The following table presents the Company’s estimate of amortization expense for each of the five succeeding fiscal years for definite-lived intangible assets recorded on its books as of December 31, 2002:

Year ending December 31,

2003	$3,020
2004	3,020
2005	3,020
2006	3,020
2007	3,020

KRBC and KACB Television Stations of

TVL Broadcasting of Abilene, Inc.

Notes to Combined Financial Statements

6.	Income Taxes

The Company’s benefit for income taxes consists of the following:

	December 31, 2002	Predecessor April 30, 2002	Predecessor December 31, 2001
Deferred
Federal	$(14,445)	$(150,197)	$(588,360)
State	(1,943)	(20,222)	(79,211)

Total deferred	(16,388)	(170,419)	(667,571)

Total tax benefit	$(16,388)	$(170,419)	$(667,571)

Tax expense for the periods ended December 31, 2002, April 30, 2002 and December 31, 2001 differs from amounts which would result from applying the federal statutory income tax rate to pretax loss principally due to the effects of state income taxes.

The components of the net deferred income tax liability is as follows as of December 31, 2002 and 2001:

	December 31, 2002	Predecessor December 31, 2001
Net operating loss carryforwards	$1,041,185	$932,145
Interest expense	—	266,991
Allowance for doubtful accounts	15,203	15,211

	1,056,388	1,214,347

Depreciation of property and equipment	(1,356,003)	(1,367,537)
Amortization of intangibles	(2,365,516)	(1,586,456)

	(3,721,519)	(2,953,993)

Net deferred tax liability	$(2,665,131)	$(1,739,646)

At December 31, 2002, the Company has federal net operating loss carryforwards of $2,745,379 to reduce future taxable income, these net operating loss carryforward begin to expire in 2019. Under the provisions of the Internal Revenue Code, certain substantial changes in the Company’s ownership may result in a limitation on the amount of net operating loss carryforwards which can be used in future years.

7.	Parent Company’s Net Investment—Related Party

The Company has obtained financing for its day-to-day operations from the Parent. The Parent company net investment represents such financing made by the Parent. Interest expense associated with the Predecessor Parent’s general corporate debt has been included in the combined financial statements to the extent the amounts were charged or allocated to the Company.

KRBC and KACB Television Stations of

TVL Broadcasting of Abilene, Inc.

Notes to Combined Financial Statements

8.	Commitments and Contingencies

Broadcast Rights

At December 31, 2002, the Company has executed contracts for broadcast rights totaling $218,105 for which the license period has not yet begun. Accordingly, such broadcast rights have not been recorded in the balance sheet at December 31, 2002.

2003	$97,919
2004	63,500
2005	38,902
2006	17,784

$218,105

KRBC and KACB Television Stations of

TVL Broadcasting of Abilene, Inc.

Notes to Combined Financial Statements

Leases

The Company leases from third parties, tower space, antenna sites, studio and other operating equipment under noncancelable operating lease arrangements. Future minimum lease payments under these leases at December 31, 2002 are approximately as follows:

2003	$47,600
2004	44,600
2005	41,600
2006	14,000

$147,800

Total lease expense was $33,916, $16,958 and $48,302 for the eight-month period ended December 31, 2002, four-month period ended April 30, 2002 and the year ended December 31, 2001, respectively.

9.	Employee Benefits

401(k)

The 401(k) Plan covers substantially all employees of the Company who meet minimum age and service requirements. Contributions to the 401(k) Plan may be made at the discretion of the Company. The Company has made total contributions amounting to approximately $25,000 for the eight-month period ended December 31, 2002.

10.	Stock Option Plan

Certain employees of the Company participate in the LIN Stock Option Plan (the “Plan”). Under this Plan, options are granted by LIN to employees of LIN and its affiliates. Such options become exercisable as determined by the LIN Board of Directors, generally over five years, and generally expire no more than ten years from the date of grant. Through the eight-month period ended December 31, 2002, LIN granted certain key employees of the Company options to purchase 13,800 shares of LIN Television Corporation stock at a weighted average exercise price of $22.00 per share. The average life of the options was 9.13 years as of December 31, 2002. At December 31, 2002, no options were exercisable.

LIN accounts for its stock-based awards using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related interpretations. LIN did not record any stock based compensation related to its stock-based awards as the grants were made at fair market value.

On June 13, 2003, LIN transferred the Company’s employees to Mission. Unvested options granted to employees lapsed on June 13, 2003 on termination of employment with LIN and vested options lapsed as of August 1, 2003.

KRBC and KACB Television Stations of

TVL Broadcasting of Abilene, Inc.

Notes to Combined Financial Statements

11.	Subsequent Event

On December 13, 2002, Mission entered into a purchase agreement and a local marketing agreement with LIN. Operations under the local marketing agreement commenced on January 1, 2003. On June 13, 2003, following FCC consent to the transaction, Mission purchased substantially all of the assets of the Company for $10.0 million. Pursuant to the terms of the purchase agreement, Mission, on December 31, 2002, made a down payment to LIN of $1.5 million against this purchase price. On June 13, 2003, Mission completed the acquisition of the Company and paid the outstanding purchase price of $8.5 million, exclusive of transaction costs.

The local marketing agreement allowed for Mission to program most the Company’s broadcast time, sell the Company’s advertising time and retain the advertising revenue generated by the Company in exchange for monthly payments to the Company for the period of January 1, 2003 to June 13, 2003.

12.	Valuation and Qualifying Accounts

Allowance for Doubtful Accounts Rollforwards

	Balance at beginning of period	Charged to operations	Deductions	Balance at end of period
Year ended December 31, 2001—Allowance for doubtful accounts	$34,723	$5,385	$—	$40,108

Eight-month period ended December 31, 2002—Allowance for doubtful accounts	—	40,088	—	40,088